Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-207618) of NorthStar Realty Europe Corp. of our report dated March 15, 2017 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers, Société Coopérative
Luxembourg
March 15, 2017
Represented by Cornelis J. Hage